Exhibit 99.1

Snap Inc. Announces Third Quarter 2018 Financial Results

Revenue increased 43% to a record $298 million

Trailing twelve months revenue increased 53% to $1.1 billion

SANTA MONICA, Calif. – October 25, 2018 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2018.

Financial Highlights

•	Operating cash flow improved by $61 million to $(133) million in Q3 2018, compared to the prior year.
•	Free Cash Flow improved by $61 million to $(159) million in Q3 2018, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,476 million at September 30, 2018, compared with 1,441 million one year ago.
•	Revenue increased 43% to a record $298 million and trailing twelve months revenue increased 53% to $1.1 billion, compared to the prior year.
•	Operating loss improved $138 million to $(323) million in Q3 2018, compared to the prior year.
•	Net loss improved $118 million to $(325) million in Q3 2018, compared to the prior year.
•	Adjusted EBITDA loss improved $41 million to $(138) million in Q3 2018, compared to the prior year.

“We’re investing in long-term growth opportunities and driving operational efficiencies,” said Tim Stone, Snap CFO. “We achieved record revenue and strong bottom-line results this quarter and expect a record fourth quarter, as we continue to invest in innovation for our community and scale our business.”

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2017	2018	Change	2017	2018	Change
(Unaudited)	(dollars and shares in thousands, except per share amounts)

Cash used in operating activities	$(194,013)	$(132,543)	(32)%	$(558,584)	$(563,870)	(1)%
Free Cash Flow	$(219,961)	$(158,828)	28%	$(621,890)	$(661,371)	(6)%
Common shares outstanding plus shares underlying stock-based awards	1,441,300	1,476,019	2%	1,441,300	1,476,019	2%
Operating loss	$(461,827)	$(323,371)	(30)%	$(3,124,612)	$(1,073,743)	(66)%
Revenue	$207,937	$297,695	43%	$539,256	$790,624	47%
Net loss	$(443,159)	$(325,148)	(27)%	$(3,095,089)	$(1,064,243)	(66)%
Adjusted EBITDA	$(178,901)	$(138,377)	23%	$(561,134)	$(525,274)	6%
Diluted net loss per share attributable to common shareholders	$(0.36)	$(0.25)	(31)%	$(2.71)	$(0.83)	(69)%
Non-GAAP diluted net loss per share	$(0.14)	$(0.12)	(13)%	$(0.49)	$(0.43)	(11)%

Community and Engagement Highlights

•	Our community grew 5% year-over-year to 186 million Daily Active Users. DAUs were down 1% compared to the prior quarter.
•	We launched Snap Original Shows and the debut of serialized Shows, our first slate of exclusive scripted Shows and docuseries.
•	In Q3, 21 unique Shows in Discover reached a monthly active audience of over 10 million viewers.
•	CBS’ Snapchat Show “James Corden’s Next James Corden” won two Emmy awards: Outstanding Short Form Comedy or Drama Series and Outstanding Actor in a Short Form Comedy or Drama Series.
•

We announced partner curated Our Stories and added over 25 media partners to increase the volume and variety of content available in Discover on Snapchat. Partners include CNN, digital brands like Overtime, and longtime partners like Hearst.

•

We extended our partnerships with NBCUniversal and Viacom to create even more content for our users worldwide. NBCUniversal extended its content production commitments through 2019, and Viacom has committed to creating 10 new Snap Original Shows. Viacom also committed to syndicating at least 500 episodes of its network’s shows to the Snapchat audience.

•

We partnered with Amazon to bring a new shopping experience to our community, accessible right from the Snapchat camera. Snapchatters can simply point the Snapchat camera at a physical product or barcode, and press and hold the screen to get started.

•	We introduced two new styles of Spectacles: Nico and Veronica. Both designs come in black-on-black with polarized lenses.
•

On National Voter Registration Day, we offered a new way for our community to register to vote quickly and easily — right in Snapchat with TurboVote — and attracted over 400,000 new voter registrations according to TurboVote.

•	Snapchatters have saved more than 200 billion Snaps in Memories.

Monetization Highlights

•	We announced two new products focused on e-commerce advertisers to enhance our e-commerce offering ahead of the holiday season:
o	Product Catalogs, which allow advertisers to upload their standard product catalog, a format utilized broadly by other ad platforms, and quickly generate a product catalog in the form of a Story Ad.
o

Collection Ads, which give users the ability to interact with four products in a single Snap Ad, rather than swiping up to a single product / category. Wish, eBay, and Guess, who were all part of the initial testing group for Collection Ads, saw significantly higher engagement rates compared to typical Snap Ads. eBay’s engagement rate, for example, was five times higher.

•	We brought Commercials to our self-serve platform. Commercials are our 6-second, non-skippable ad that appears only within premium content, including 12 new Snap Original Shows.
•	The Snap Pixel, which helps advertisers measure the cross-device impact of their campaigns continued to see impressive growth with over 230 million purchase events in Q3, up from 70 million in Q2.
•	Our Snapchat Show “Fashion Five Ways” included our first ever shoppable brand integration within a Show on Snapchat. This campaign helped the Adidas Falcon sneaker to sell out.
•

We expanded the availability of goal-based bidding for conversions to all advertisers and introduced new automated audience creation capabilities for the Snap Pixel, allowing advertisers to automatically generate audiences on various events measured by the Snap Pixel.

•

We expanded augmented reality marketing, and have added ‘attachments’ to our self-serve augmented reality buying tools, which means lower funnel goals such as App Installs can be driven directly from augmented reality.

•

We started connecting the insights we share with advertisers with actions they can take in Ad Manager. This month, we added the ability to build re-engagement audiences off of foot traffic data, meaning advertisers can engage audiences who have visited their retail locations.

Financial Guidance

The following forward-looking statements reflect our expectations for the fourth quarter of 2018 as of October 25, 2018, and are subject to substantial uncertainty. This guidance assumes, among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q4 2018 Outlook

•	Revenue is expected to reach a new high of between $355 million and $380 million, or grow between 24% and 33% compared to Q4 2017.
•	Adjusted EBITDA is expected to be between $(100) million and $(75) million, compared to $(159) million in Q4 2017.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to attract and retain users, publishers, and advertisers; competition; managing our international expansion and our growth and future expenses; our ability to maintain, protect, and enhance our intellectual property; compliance with new laws and regulations; our ability to attract and retain qualified and key personnel; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our quarterly report on Form 10-Q for the quarter ended June 30, 2018, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended September 30, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Cash flows from operating activities
Net loss	$(443,159)	$(325,148)	$(3,095,089)	$(1,064,243)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,467	24,898	42,502	68,966
Stock-based compensation	221,702	126,809	2,458,851	416,439
Deferred income taxes	(12,632)	(124)	(14,397)	129
Excess inventory reserve and related asset impairment	21,997	—	21,997	—
Lease exit charges	—	29,340	—	33,268
Other	(2,042)	8,608	(3,714)	(679)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(16,304)	(18,834)	(24,513)	15,937
Prepaid expenses and other current assets	(1,130)	(435)	(48,965)	(3,059)
Other assets	1,563	7,089	(8,545)	20,314
Accounts payable	(5,214)	2,084	4,103	(44,638)
Accrued expenses and other current liabilities	21,259	14,841	103,449	(14,664)
Other liabilities	2,480	(1,671)	5,737	8,360
Net cash used in operating activities	(194,013)	(132,543)	(558,584)	(563,870)
Cash flows from investing activities
Purchases of property and equipment	(25,948)	(26,285)	(63,306)	(97,501)
Purchases of intangible assets	(305)	—	(8,025)	(2,565)
Non-marketable investments	—	(250)	(7,530)	(21,260)
Cash paid for acquisitions, net of cash acquired	(128,231)	—	(352,407)	—
Purchases of marketable securities	(670,406)	(444,369)	(3,412,776)	(1,318,467)
Sales of marketable securities	203,994	—	441,089	45,007
Maturities of marketable securities	783,848	560,465	1,831,327	1,926,802
Net cash provided by (used in) investing activities	162,952	89,561	(1,571,628)	532,016
Cash flows from financing activities
Proceeds from the exercise of stock options	6,072	142	6,855	47,865
Stock repurchases from employees for tax withholdings	(158,827)	—	(367,234)	(551)
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	—	—	2,657,797	—
Payments of initial public offering issuance costs	(307)	—	(9,672)	—
Net cash provided by (used in) financing activities	(153,062)	142	2,287,746	47,314
Change in cash, cash equivalents, and restricted cash	(184,123)	(42,840)	157,534	15,460
Cash, cash equivalents, and restricted cash, beginning of period	504,993	395,307	163,336	337,007
Cash, cash equivalents, and restricted cash, end of period	$320,870	$352,467	$320,870	$352,467
Supplemental disclosures
Cash paid for income taxes	$(53)	$758	$5,437	$3,155
Supplemental disclosures of non-cash activities
Assumed equity awards in acquisitions	$3,911	$—	$3,911	$—
Purchase consideration liabilities related to acquisitions	$530	$—	$11,772	$—
Construction in progress related to financing lease obligations	$424	$436	$1,107	$1,292
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$(412)	$(6,278)	$(4,155)	$(5,690)

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018

Revenue	$207,937	$297,695	$539,256	$790,624
Costs and expenses:
Cost of revenue	210,710	197,554	526,216	585,917
Research and development	239,442	203,510	1,301,025	607,742
Sales and marketing	101,511	97,552	412,147	301,350
General and administrative	118,101	122,450	1,424,480	369,358
Total costs and expenses	669,764	621,066	3,663,868	1,864,367
Operating loss	(461,827)	(323,371)	(3,124,612)	(1,073,743)
Interest income	6,253	7,011	15,026	19,715
Interest expense	(887)	(919)	(2,580)	(2,783)
Other income (expense), net	1,002	(7,625)	1,975	(4,533)
Loss before income taxes	(455,459)	(324,904)	(3,110,191)	(1,061,344)
Income tax benefit (expense)	12,300	(244)	15,102	(2,899)
Net loss	$(443,159)	$(325,148)	$(3,095,089)	$(1,064,243)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.36)	$(0.25)	$(2.71)	$(0.83)
Diluted	$(0.36)	$(0.25)	$(2.71)	$(0.83)
Weighted average shares used in computation of net loss per share:
Basic	1,232,993	1,309,918	1,140,004	1,277,293
Diluted	1,232,993	1,309,918	1,140,004	1,277,293

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 31, 2017	June 30, 2018	September 30, 2018
		(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$334,063	$393,183	$350,398
Marketable securities	1,708,976	1,176,820	1,064,009
Accounts receivable, net of allowance	279,473	244,815	261,833
Prepaid expenses and other current assets	44,282	54,032	48,887
Total current assets	2,366,794	1,868,850	1,725,127
Property and equipment, net	166,762	214,230	216,609
Intangible assets, net	166,473	147,197	136,473
Goodwill	639,882	635,482	634,186
Other assets	81,655	84,954	71,381
Total assets	$3,421,566	$2,950,713	$2,783,776
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$71,194	$22,644	$20,175
Accrued expenses and other current liabilities	275,062	256,698	265,345
Total current liabilities	346,256	279,342	285,520
Other liabilities	82,983	87,303	114,164
Total liabilities	429,239	366,645	399,684
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 883,022, 958,801, and 976,066 shares issued and outstanding at December 31, 2017, June 30, 2018, and September 30, 2018, respectively.	9	10	10
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 122,564, 94,471, and 93,660 shares issued and outstanding at December 31, 2017, June 30, 208, and September 30, 2018, respectively.	1	1	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 216,616, 219,891, and 221,491 shares issued and outstanding at December 31, 2017, June 30, 2018, and September 30, 2018, respectively.	2	2	2
Additional paid-in capital	7,634,825	7,971,610	8,098,519
Accumulated other comprehensive income (loss)	14,157	8,207	6,470
Accumulated deficit	(4,656,667)	(5,395,762)	(5,720,910)
Total stockholders’ equity	2,992,327	2,584,068	2,384,092
Total liabilities and stockholders’ equity	$3,421,566	$2,950,713	$2,783,776

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Free Cash Flow reconciliation:
Net cash used in operating activities	$(194,013)	$(132,543)	$(558,584)	$(563,870)
Less:
Purchases of property and equipment	(25,948)	(26,285)	(63,306)	(97,501)
Free Cash Flow	$(219,961)	$(158,828)	$(621,890)	$(661,371)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Adjusted EBITDA reconciliation:
Net loss	$(443,159)	$(325,148)	$(3,095,089)	$(1,064,243)
Add (deduct):
Interest income	(6,253)	(7,011)	(15,026)	(19,715)
Interest expense	887	919	2,580	2,783
Other (income) expense, net	(1,002)	7,625	(1,975)	4,533
Income tax (benefit) expense	(12,300)	244	(15,102)	2,899
Depreciation and amortization	17,467	24,898	42,502	68,966
Stock-based compensation expense	221,702	126,809	2,458,851	416,439
Payroll tax expense related to stock-based compensation	3,890	3,947	22,258	19,912
Spectacles inventory-related charges(1)	39,867	—	39,867	—
Reduction in force charges(2)	—	—	—	9,884
Lease exit charges(3)	—	29,340	—	33,268
Adjusted EBITDA	$(178,901)	$(138,377)	$(561,134)	$(525,274)

(1)

Spectacles inventory-related charges in the third quarter of 2017 were primarily related to excess inventory reserves and inventory purchase commitment cancellation charges. These charges are non-recurring and not reflective of underlying trends in our business.

(2)

Reduction in force charges during the first quarter of 2018 were related to a reduction in force plan we implemented during March 2018, impacting approximately 7% of our global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

(3)

Lease exit charges were related to our exit of various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. In the three and nine months ended September 30, 2018, we recorded lease exit charges of $29.3 million and $33.3 million, respectively. The charges primarily include the present value of our remaining lease obligation on the cease use dates that occurred during the quarter, net of estimated sublease income. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(In thousands, except per share amounts, unaudited)

Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Depreciation and amortization expense:
Cost of revenue	$5,404	$5,582	$10,043	$16,394
Research and development	6,401	10,174	18,139	28,454
Sales and marketing	2,820	4,054	7,009	11,614
General and administrative	2,842	5,088	7,311	12,504
Total	$17,467	$24,898	$42,502	$68,966

Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Stock-based compensation expense:
Cost of revenue	$1,951	$1,368	$23,882	$3,111
Research and development	143,303	95,329	1,025,231	265,447
Sales and marketing	27,254	25,082	207,538	63,264
General and administrative	49,194	5,030	1,202,200	84,617
Total	$221,702	$126,809	$2,458,851	$416,439

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Non-GAAP net loss reconciliation:
Net loss	$(443,159)	$(325,148)	$(3,095,089)	$(1,064,243)
Amortization of intangible assets	9,743	10,610	20,947	32,187
Stock-based compensation expense	221,702	126,809	2,458,851	416,439
Payroll tax expense related to stock-based compensation	3,890	3,947	22,258	19,912
Spectacles inventory-related charges	39,867	—	39,867
Reduction in force charges	—	—	—	9,884
Lease exit charges	—	29,340	—	33,268
Income tax adjustments	(123)	(253)	(2,313)	(372)
Non-GAAP net loss	$(168,080)	$(154,695)	$(555,479)	$(552,925)

Weighted-average common shares - Diluted	1,232,993	1,309,918	1,140,004	1,277,293

Non-GAAP diluted net loss per share reconciliation:
Diluted net loss per share	$(0.36)	$(0.25)	$(2.71)	$(0.83)
Non-GAAP adjustment to net loss	0.22	0.13	2.22	$0.40
Non-GAAP diluted net loss per share	$(0.14)	$(0.12)	$(0.49)	$(0.43)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(Dollars and shares in thousands, except as noted below, unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Cash Flows and Shares
Net cash used in operating activities	$(209,574)	$(194,013)	$(176,083)	$(231,981)	$(199,346)	$(132,543)
Net cash used in operating activities - YoY (year-over-year)	(56)%	11%	(5)%	(50)%	5%	32%
Net cash used in operating activities - TTM (trailing twelve months)	$(749,165)	$(726,312)	$(734,667)	$(811,651)	$(801,423)	$(739,953)
Purchases of property and equipment	$(19,365)	$(25,948)	$(21,212)	$(36,315)	$(34,901)	$(26,285)
Purchases of property and equipment - YoY	18%	51%	4%	102%	80%	1%
Purchases of property and equipment - TTM	$(74,926)	$(83,682)	$(84,518)	$(102,840)	$(118,376)	$(118,713)
Free Cash Flow	$(228,939)	$(219,961)	$(197,295)	$(268,296)	$(234,247)	$(158,828)
Free Cash Flow - YoY	(52)%	6%	(5)%	(55)%	(2)%	28%
Free Cash Flow - TTM	$(824,091)	$(809,994)	$(819,185)	$(914,491)	$(919,799)	$(858,666)
Common shares outstanding	1,180,002	1,201,736	1,222,202	1,254,439	1,273,163	1,291,217
Common shares outstanding - YoY	NM	NM	NM	6%	8%	7%
Shares underlying stock-based awards	254,344	239,564	230,802	202,175	205,595	184,802
Shares underlying stock-based awards - YoY	NM	NM	NM	(20)%	(19)%	(23)%
Total common shares outstanding plus shares underlying stock-based awards	1,434,346	1,441,300	1,453,004	1,456,613	1,478,758	1,476,019
Total common shares outstanding plus shares underlying stock-based awards - YoY	NM	NM	NM	2%	3%	2%

Results of Operations
Revenue	$181,671	$207,937	$285,693	$230,666	$262,263	$297,695
Revenue - YoY	153%	62%	72%	54%	44%	43%
Revenue - TTM	$625,205	$704,938	$824,949	$905,967	$986,559	$1,076,317
Revenue by region(1)
North America	$147,638	$167,306	$219,394	$170,488	$177,410	$207,477
North America - YoY	126%	46%	51%	32%	20%	24%
North America - TTM	$536,467	$589,018	$663,057	$704,827	$734,599	$774,769
Europe	$22,052	$27,262	$39,976	$32,721	$40,241	$50,478
Europe - YoY	254%	131%	173%	150%	82%	85%
Europe - TTM	$61,610	$77,081	$102,392	$122,011	$140,200	$163,416
Rest of World	$11,981	$13,368	$26,323	$27,458	$44,612	$39,740
Rest of World - YoY	NM	NM	NM	251%	272%	197%
Rest of World - TTM	$27,129	$38,839	$59,501	$79,130	$111,761	$138,133
Operating loss	$(449,018)	$(461,827)	$(360,964)	$(392,530)	$(357,842)	$(323,371)
Operating loss - YoY	(288)%	(253)%	(113)%	82%	20%	30%
Operating loss - Margin	(247)%	(222)%	(126)%	(170)%	(136)%	(109)%
Operating loss - TTM	$(2,963,490)	$(3,294,349)	$(3,485,576)	$(1,664,339)	$(1,573,163)	$(1,434,707)
Net loss	$(443,093)	$(443,159)	$(349,977)	$(385,785)	$(353,310)	$(325,148)
Net loss - YoY	282%	257%	106%	(83)%	(20)%	(27)%
Net loss - TTM	$(2,946,103)	$(3,265,034)	$(3,445,066)	$(1,622,014)	$(1,532,231)	$(1,414,220)
Adjusted EBITDA	$(193,990)	$(178,901)	$(158,922)	$(217,867)	$(169,032)	(138,377)
Adjusted EBITDA - YoY	(85)%	(65)%	(4)%	(16)%	13%	23%
Adjusted EBITDA - Margin	(107)%	(86)%	(56)%	(94)%	(64)%	(46)%
Adjusted EBITDA - TTM	$(643,121)	$(713,418)	$(720,056)	$(749,680)	$(724,722)	$(684,198)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(Dollars and shares in thousands, except as noted below, unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Other
DAU (in millions)	173	178	187	191	188	186
DAU - YoY	21%	17%	18%	15%	8%	5%
DAU by region (in millions)
North America	75	77	80	81	80	79
North America - YoY	22%	18%	18%	14%	7%	3%
Europe	57	57	60	62	61	59
Europe - YoY	24%	17%	17%	13%	7%	4%
Rest of World	42	44	47	48	47	47
Rest of World - YoY	16%	14%	21%	18%	12%	8%
ARPU	$1.05	$1.17	$1.53	$1.21	$1.40	$1.60
ARPU - YoY	109%	39%	46%	34%	34%	37%
ARPU by region
North America	$1.97	$2.17	$2.75	$2.10	$2.21	$2.62
North America - YoY	85%	24%	28%	16%	12%	20%
Europe	$0.39	$0.48	$0.66	$0.53	$0.66	$0.85
Europe - YoY	186%	98%	133%	120%	70%	78%
Rest of World	$0.29	$0.30	$0.56	$0.58	$0.96	$0.84
Rest of World - YoY	NM	NM	284%	198%	233%	175%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,607	2,958	3,069	2,989	2,879	2,903
Employees - YoY	146%	109%	65%	27%	10%	(2)%

Depreciation and amortization expense
Cost of revenue	$2,970	$5,404	$5,179	$5,202	$5,610	5,582
Research and development	5,983	6,401	6,937	8,791	9,489	10,174
Sales and marketing	1,589	2,820	3,441	3,569	3,991	4,054
General and administrative	2,043	2,842	3,229	3,991	3,424	5,088
Total	$12,585	$17,467	$18,786	$21,553	$22,514	$24,898
Depreciation and amortization expense - YoY	110%	135%	77%	73%	79%	43%

Stock-based compensation expense
Cost of revenue	$2,223	$1,951	$2,189	$276	$1,467	1,368
Research and development	163,848	143,303	129,199	77,815	92,303	95,329
Sales and marketing	20,558	27,254	28,936	16,185	21,996	25,082
General and administrative	58,399	49,194	20,720	38,982	40,605	5,030
Total	$245,028	$221,702	$181,044	$133,258	$156,371	$126,809
Stock-based compensation expense - YoY	NM	NM	NM	(93)%	(36)%	(43)%